                                                                    EXHIBIT 99.6

           Offer to Exchange Each Outstanding Share of Common Stock

                                      of

                         Motor Cargo Industries, Inc.

                                      for

                        0.26 of a Share of Common Stock

                                      of

                           Union Pacific Corporation

                                      or

                       $12.10 Net to the Seller in Cash

 subject, in each case, to the election procedure described in the Preliminary
                                Prospectus and
                the related Letter of Election and Transmittal.

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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON NOVEMBER 29, 2001, UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

   Enclosed for your consideration is the Preliminary Prospectus, dated October 31, 2001 (the "Preliminary Prospectus"), and a related Letter of Election and Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Union Pacific Corporation, a Utah corporation ("Union Pacific"), to exchange all outstanding shares of common stock, no par value (the "Shares"), of Motor Cargo Industries, Inc., a Utah corporation ("Motor Cargo"), for either (i) 0.26 of a share of common stock, par value $2.50 per share, of Union Pacific ("Union Pacific Stock"), (ii) $12.10 in cash, without interest, or (iii) a combination of both, at the election of the holder of Shares and upon the terms and subject to the conditions set forth in the Preliminary Prospectus and in the Letter of Election and Transmittal enclosed herewith.

   We are the holder of record of Shares for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Election and Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

   We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Preliminary Prospectus, and if you wish to tender, the consideration that you wish to receive in exchange for your shares. Your attention is invited to the following:

      1. The offer price is to exchange all outstanding Shares for either (i)
   0.26 of a share Union Pacific Stock (ii) $12.10 in cash, without interest, or (iii) a combination of both, at your election.

      2. The Offer is being made for all outstanding Shares.

      3. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of October 15, 2000 (the "Merger Agreement"), by and among Motor Cargo, Union Pacific and Motor Merger Co., a Utah corporation and a wholly-owned subsidiary of Union Pacific ("Merger Subsidiary"). The Merger Agreement provides, among other things, that either Merger Subsidiary will merge with and into Motor Cargo or Motor Cargo will merger with and into Merger Subsidiary (the "Merger") following the satisfaction or waiver of each of the conditions to the Merger set forth in the Merger Agreement.

      4. The Board of Directors of Motor Cargo has unanimously (i) determined that the terms of the Offer and the Merger are advisable and are fair to and in the best interests of the shareholders of Motor Cargo, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and (iii) recommends that shareholders accept the Offer and tender their Shares pursuant to the Offer.

      5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on November 29, 2001 (the "Expiration Date"), unless the Offer is extended.

      6. Any stock transfer taxes applicable to the sale of Shares to Union Pacific pursuant to the Offer will be paid by Union Pacific or Motor Cargo, except as otherwise provided in Instruction 6 of the Letter of Election and Transmittal.

   The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the Expiration Date that number of Shares which represents more than two-thirds of the then outstanding Shares on a fully diluted basis and (2) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or under any other applicable merger control regulations of federal, state or foreign governmental entities having expired or been terminated by the Expiration Date of the Offer. The Offer is also subject to other conditions. See "The Offer--Conditions of Our Offer" in the Preliminary Prospectus.

   Harold R. Tate and Marvin L. Friedland, the principal shareholders of Motor Cargo (each a "Principal Shareholder" and together, the "Principal Shareholders"), beneficially own an aggregate of approximately 59.3% of the outstanding Shares on a fully-diluted basis and have agreed to tender their Shares in the Offer pursuant to two Shareholder Agreements, dated as of October 15, 2001 (the "Shareholder Agreements"), by and between the Principal Shareholder and Union Pacific. See "Shareholder Agreements" in the Preliminary Prospectus.

   The Offer is made solely by the Preliminary Prospectus and the related Letter of Election and Transmittal and is being made to all holders of Shares. Union Pacific is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Union Pacific becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Union Pacific shall make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Union Pacific cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Union Pacific by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

   If the share price of Union Pacific common stock is less than or equal to $46.53, the stock consideration received by Motor Cargo shareholders will be worth less than the $12.10 per share paid to shareholders who elect to receive the cash consideration. Motor Cargo shareholders are urged to obtain current market quotations for the Union Pacific and Motor Cargo common stock.

   If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is also enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.


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

                       Instructions with Respect to the
           Offer to Exchange Each Outstanding Share of Common Stock

                                      of

                         Motor Cargo Industries, Inc.

                                      for

                        0.26 of a Share of Common Stock

                                      of

                           Union Pacific Corporation

                                      or

                       $12.10 Net to the Seller in Cash

 subject, in each case, to the election procedure described in the Preliminary
                                Prospectus and
                the related Letter of Election and Transmittal.

   The undersigned acknowledge(s) receipt of your letter, the related Letter of Election and Transmittal and the enclosed Preliminary Prospectus, dated October 31, 2001, of Union Pacific Corporation, a Utah corporation ("Union Pacific"), pursuant to which Union Pacific is offering to exchange all outstanding shares of common stock, no par value, (the "Shares"), of Motor Cargo Industries, Inc., a Utah corporation, in exchange for either (i) 0.26 of a share of common stock, par value $2.50 per share, of Union Pacific ("Union Pacific Stock"), (ii) $12.10 in cash, without interest, or (iii) a combination of both, at the election of the undersigned, upon the terms and subject to the conditions set forth in the Preliminary Prospectus and the related Letter of Election and Transmittal.

   This will instruct you to tender to Union Pacific the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Preliminary Prospectus and the related Letter of Election and Transmittal. If you fail to properly make an election, you will be deemed to have elected to receive cash and upon completion of the offer will receive $12.10 for each Share you tender for exchange.

---------------------------------------------------------------------------------------------------
  Number of Shares to Be Tendered:* __________________
  [_] Check here if you are electing to receive cash for your Shares.
  [_] Check here if you are electing to receive Union Pacific Stock for your Shares.
  [_] Check here to elect to exchange   Shares for cash and the remainder for Union Pacific Stock.
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



       Account No.: _______________            SIGN HERE

       Dated: ____________,  2001

                                    -------------------------------------
                                               Signature(s)

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                                    -------------------------------------
                                       Print Name(s) and Address(es)

                                    -------------------------------------

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                                      Area Code and Telephone Number(s)





                  ---------------------------------------------------------
                   Taxpayer Identification or Social Security Number(s)

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*  Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                      3